UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

DATARAM CORPORATION

(Exact name of registrant as specified in charter)

New Jersey	1-8266	22-18314-09
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route 571, P. O. Box 7258, Princeton, NJ		08543-7528
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 799-0071

___________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02. Results of Operations and Financial Condition.

On December 21, 2012, Dataram Corporation announced the results of operations for fiscal 2013 second quarter ended October 31, 2012. A copy of this public announcement is furnished as an exhibit. Further information about the Company is available at http://www.dataram.com.

The information provided in the attached press release and in this report may include forward-looking statements relating to future events, such as the development of new products, the pricing and availability of raw materials, or the future financial performance of the Company. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products and other factors described in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which can be reviewed at http://www.sec.gov.

Section 9 - Financial Statements and Exhibits.

Item 9.01. Exhibits.

99 Press Release dated December 21, 2012 announcing the results of operations for fiscal 2013 second quarter ended October 31, 2012. (Furnished not filed)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Date: December 21, 2012	By:	/s/ MARC P. PALKER
Marc P. Palker
Chief Financial Officer